GS MORTGAGE SECURITIES CORP.,
Depositor,

INDYMAC BANK, F.S.B.,
Servicer,

AMERICAN HOME MORTGAGE SERVICING, INC.,
Servicer,

OCWEN LOAN SERVICING, LLC,
Servicer,

WELLS FARGO BANK, N.A.,
Master Servicer and Securities Administrator,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

AMENDMENT NO. 1 dated as of
AUGUST 7, 2006 TO THE

POOLING AND SERVICING AGREEMENT

DATED AS OF JUNE 1, 2006

GSAMP TRUST 2006-S4

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2006-S4

AMENDMENT NO. 1 made as of this 7th day of August 2006, among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), INDYMAC BANK, F.S.B., a federally chartered savings bank, as a servicer (“IndyMac”), AMERICAN HOME MORTGAGE SERVICING, INC., a Maryland corporation, as a servicer (“AHMSI”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company, as a servicer (“Ocwen”, and together with IndyMac and AHMSI, the “Servicers”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”) as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee entered into a Pooling and Servicing Agreement (the “Agreement”) dated as of June 1, 2006, relating to the issuance of Mortgage Pass-Through Certificates, Series 2006-S4; and

WHEREAS, the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with the first paragraph of Section 12.01 of the Agreement.

NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2. Article VIII of the Agreement is hereby amended effective as of the date hereof by deleting in their entirety the first and third paragraphs of Section 8.12(b) and replacing them with the following:

(b) Within fifteen days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file, and the Master Servicer shall sign on behalf of the Trust and file with the Commission any distribution report on Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit S hereto and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor for review. No later than two Business Days following the tenth calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer in charge of the master servicing function shall sign the Form 10-D and return such signed Form 10-D to the Securities Administrator and Depositor, and no later than 5:00 p.m. New York City time on the fifteenth calendar day after such Distribution Date the Securities Administrator shall file such Form 10-D with the Commission. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(f)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website (located at www.ctslink.com) a final executed copy of each Form 10-D prepared by the Securities Administrator. The signing party at the Master Servicer can be contacted at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust, GSAMP 2006-S4. Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(b) related to the timely preparation and filing of the Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.12(b). The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

IN WITNESS WHEREOF, the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORP., as Depositor

By:	/s/ Michelle Gill
Name:	Michelle Gill
Title:	Vice President

INDYMAC BANK, F.S.B., as Servicer

By:	/s/ Jill Jacobson
Name:	Jill Jacobson
Title:	Vice President

AMERICAN HOME MORTGAGE SERVICING, INC, as Servicer

By:	/s/ Alan B. Horn
Name:	Alan B. Horn
Title:	Executive Vice President, General Counsel & Secretary

OCWEN LOAN SERVICING, LLC, as Servicer

By:	/s/ Richard Delgado
Name:	Richard Delgado
Title:	Authorized Representative

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Sandra Whalen
Name:	Sandra Whalen
Title:	Vice President

WELLS FARGO BANK, N.A., as Master Servicer

By:	/s/ Sandra Whalen
Name:	Sandra Whalen
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, solely as Trustee and not in its individual capacity

By:	/s/ Ronaldo Reyes
Name:	Ronaldo Reyes
Title:	Vice President

By:	/s/ Karlene Benvenuto
Name:	Karlene Benvenuto
Title:	Authorized Signer